UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2006

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California		92705

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

          On May 31, 2006, Collectors Universe, Inc. issued a press release announcing that its Board of Directors had adopted a dividend policy that calls for the payment of an expected total annual cash dividend of $0.32 per common share, payable in the amount of $0.08 per share per quarter.  At the same time, the Board of Directors also declared the first of the quarterly cash dividends under this policy, of $0.08 per share, which will be paid on June 28, 2006 to stockholders of record on June 14, 2006.  A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

          As described in the press release, the declaration of cash dividends in the future, pursuant to the Company’s new dividend policy, is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources, its cash requirements and alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company.  For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar in amount to the amounts described in this Current Report on Form 8-K or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

          In accordance with General Instruction B-2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1

Press Release of Collectors Universe, Inc. issued May 31, 2006 announcing that its Board of Directors had adopted a cash dividend policy and had declared the first of the quarterly cash dividends under this policy of $0.08 per share.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: June 1, 2006	By:	/s/ JOE J. WALLACE

Joseph J. Wallace, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release of Collectors Universe, Inc. issued May 31, 2006 announcing that its Board of Directors had adopted a cash dividend policy and had declared the first of the quarterly cash dividends under this policy of $0.08 per share.

E-1